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                                                                     EXHIBIT 4.5

                  Amendment and Waiver Agreement, by and among
           BH Capital Investments, L.P., Excalibur Limited Partnership
                 and Registrant, dated as of September 24, 2001


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                         GALAXY NUTRITIONAL FOODS, INC.

===============================================================================
                         AMENDMENT AND WAIVER AGREEMENT
===============================================================================


         THIS AMENDMENT AND WAIVER AGREEMENT (the "Amendment Agreement") is entered into as of September 24, 2001 by and among Galaxy Nutritional Foods, Inc., a Delaware corporation (the "Company"), and the entities listed on Exhibit A attached hereto (individually, an "Investor" and, collectively, the "Investors").

                                    RECITALS

         WHEREAS, the Company and the Investors are parties to (i) a Series A Preferred Stock and Warrant Purchase Agreement, dated as of April 6, 2001 (the "Purchase Agreement"), and (ii) a Registration Rights Agreement, dated as of April 6, 2001 (the "Rights Agreement"), and desire to amend certain provisions of the Rights Agreement;

         WHEREAS, the Investors desire to waive certain rights under the Purchase Agreement and Rights Agreement in connection with the Company's sale to Hare & Co. f/b/o John Hancock Small Cap Value Fund ("Hancock") of shares of its Common Stock, par value $0.01 per share ("Common Stock"), and warrants to purchase shares of Common Stock;

         WHEREAS, in consideration for such waivers, the Company desires to sell and the Investors desire to purchase shares of Common Stock; and

         WHEREAS, the Investors, in the aggregate, (i) hold at least 60% of the Conversion Shares and Warrant Shares (as such terms are defined in the Purchase Agreement), and (ii) hold or have the right to acquire at least two-thirds (2/3) of the Registrable Securities (as such term is defined in the Rights Agreement);

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement, the Rights Agreement and this Amendment Agreement, the parties to this Amendment Agreement agree as follows:

                                    ARTICLE 1

                              WAIVERS AND CONSENTS

         1.1 In accordance with the terms of the Purchase Agreement (including, without limitation, Sections 6.12 and 13.15), the Investors hereby consent to the issuance and sale by the Company to Hancock of up to $3,000,000 of Common Stock at a purchase price of 95% of the closing sale price of the Common Stock on September 24, 2001 as reported by the AMEX Stock Exchange. The Common Stock issued or issuable to Hancock as set forth above is referred to herein as the "Hancock Shares".


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         1.2      The Investors waive the further application of the provisions of Section 6.12 of the Purchase Agreement, effective as of and following the Closing Date (as defined below).

         1.3 In accordance with the terms of the Purchase Agreement (including, without limitation, Sections 6.15 and 13.15), the Investors hereby waive their rights of first refusal (including, without limitation, the rights of first refusal contained in Section 6.15 of the Purchase Agreement) only with respect to the Company's issuance of the Hancock Shares, including any notice requirements related to such rights.

         1.4 In accordance with the terms of the Rights Agreement (including, without limitation, Sections 2.a. and 10), the Investors hereby consent to the inclusion of the Hancock Shares in the Registration Statement (as such term is defined in the Rights Agreement) to be filed pursuant to Section 2.a. of the Rights Agreement, such Registration Statement to be filed with the SEC as soon as practicable, but in no event later than October 1, 2001.

                                    ARTICLE 2

                 PURCHASE AND SALE OF COMMON STOCK AND WARRANTS

         2.1 Purchase of Common Stock. On the Closing Date (as defined below), the Company shall issue and sell to each Investor, and each Investor shall purchase, 30,000 shares of Common Stock at a per share purchase price of $0.01 (the "Purchase Price"). The Company shall deliver stock certificates, duly executed on behalf of the Company, representing such Common Stock to each of the Investors (or their counsel) on or prior to the Closing Date. The shares of Common Stock to be issued to the Investors pursuant to this Section 2.1 are referred to herein as the "Amendment Shares".

         2.2 Closing Date. The date of the closing of the sale and issuance of the Amendment Shares (the "Closing Date"), shall be simultaneous with and conditioned upon the closing of the sale by the Company of the Hancock Shares.

                                    ARTICLE 3

                          AMENDMENT TO RIGHTS AGREEMENT


         3.1 In accordance with the terms of the Rights Agreement (including, without limitation, Section 10), Section 1.d. of the Rights Agreement is hereby amended to read in its entirety as follows:

                  "d. "REGISTRABLE SECURITIES" means (i) the Conversion Shares, the Warrant Shares, and the Amendment Shares (as such term is defined in that certain Amendment and Waiver Agreement by and among the Company and the Investors, dated as of September 24, 2001), whether issued or issuable and (ii) any shares of capital stock issued or issuable with respect to the foregoing as a result of any stock split, stock dividend, recapitalization, anti-dilution adjustment, exchange or similar event or otherwise, without regard to any limitation on conversion of Preferred Stock or exercise of Warrants."


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                                    ARTICLE 4

                                  MISCELLANEOUS

         4.1 The Company shall pay all actual expenses of the Investors relating to accounting fees, legal fees and disbursements in connection with the execution and delivery of this Amendment Agreement. In addition to the foregoing, the Company shall reimburse the Investors for up to an aggregate of $15,000 in actual expenses related to due diligence undertaken in connection with the execution and delivery of this Amendment Agreement.

         4.2 Except as specifically modified herein, each of the Purchase Agreement and the Rights Agreement shall remain in full force and effect as originally executed.

         4.3 This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties have executed this Amendment and Waiver
Agreement as of the date first above written.

                                            COMPANY:

                                            GALAXY NUTRITIONAL FOODS, INC.


                                            By:    /s/ Angelo Morini
                                                 -------------------------------
                                            Name:  Angelo Morini
                                                  ------------------------------
                                            Title:   Chief Executive Officer
                                                    ----------------------------


                                            INVESTORS:

Address: 175 Bloor Street East              BH Capital Investments, L.P.
South Tower, 7th Floor                      By: HB and Co., Inc., its General Partner
Toronto, Ontario, Canada M4W 3R8
Fax: 416-929-5314                           By:    /s/ Henry Brachfeld
                                               -------------------------------
                                            Name: Henry Brachfeld, President


Address: 33 Prince Arthur Avenue            Excalibur Limited Partnership
Toronto, Ontario, Canada M5R I B2           By: Excalibur Capital Management, Inc.
Fax: 416-964-8868

                                            By:    /s/ William Hechter
                                               ------------------------------
                                            Name: William Hechter, President


                SIGNATURE PAGE TO AMENDMENT AND WAIVER AGREEMENT















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                                                                       EXHIBIT A

                                    INVESTORS
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BH Capital Investments, L.P.
Excalibur Limited Partnership